EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

The undersigned, Bellhaven Copper & Gold, Inc., a corporation organized and existing under the laws of British Columbia, Canada (“Bellhaven”) and Dominion Minerals Corp., a corporation organized and existing under the laws of the State of Delaware, United States of America, (Dominion), which together shall be referred to as “the parties” and each individually as a “party”, have agreed to enter into this Shares Purchase Agreement (“SPA”) under the following terms and conditions.

RECITALS:

WHEREAS, Dominion (formerly known as Empire Minerals Corp.), Bellhaven and Cuprum Resources Corp., a Panamanian Corporation (“Cuprum”), entered into an Exploration and Development Agreement dated March 6, 2007, for the development of the Cerro Chorcha Copper Concession located in Chiriqui, Panama. (the “Concession”).

WHEREAS, Cuprum is a wholly-owned subsidiary of Bellhaven.

WHEREAS, Cuprum is the holder of the Cerro Chorcha metallic mineral exploration concession application No. 2004-05, Contract No. 6 located in the Guariviara area in Panama (the “Concession”).

WHEREAS, Cuprum has an authorized share capital of 5,000,000 shares with a par value of $0.01 each, and Bellhaven owns a total of 3,250,000 shares, representing 100% of the total issued and outstanding shares of Cuprum (the “Shares”), which are currently being held by Icaza Trust Co., pursuant to Exhibit F to the Exploration and Development Agreement, dated March 6, 2007 (“Exploration and Development Agreement”).

WHEREAS, to date, under the terms of the Exploration and Development Agreement, Dominion has made cash payments to Bellhaven in the amount of US$1,000,000, and has issued 4,000,000 shares of its common shares to Bellhaven.

WHEREAS, Dominion has represented that it has incurred expenses in the amount of $5,609,246 in connection with the Concession.

WHEREAS, Bellhaven desires to sell 100% of the Shares of Cuprum to Dominion.

WHEREAS, Dominion desires to purchase 100% of the Shares of Cuprum from Bellhaven.

WHEREAS, subsequent to the performance of all terms and conditions of this Agreement, and the purchase and sale of the Shares (the “Transaction”), Dominion will own 100% of the total issued and outstanding Shares of Cuprum, which is the sole and exclusive holder of the Concession.

WHEREAS, the parties desire to enter into this SPA for the purposes of memorializing the terms of the Transaction, which has been approved in principle by Dominion’s Board of Directors on March 31, 2009, and by Bellhaven’s Board of Directors on April 1, 2009.

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NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein IT IS HEREBY AGREED as follows:

1.

Sale and Transfer of Shares. Bellhaven agrees to and shall sell 100% of the Shares to Dominion, and Dominion agrees to and shall purchase 100% of the Shares of Cuprum from Bellhaven. At the Closing, as such term is hereinafter defined, Bellhaven shall deliver to Dominion the certificate for the Shares owned by Bellhaven, duly endorsed over to Dominion. Dominion shall assist and cooperate with Bellhaven to effect the delivery of such Shares from Icaza Trust Co., where such Shares are currently being held by Icaza Trust Co., pursuant to Exhibit F to the Exploration and Development Agreement.

2.

Purchase Price. The purchase price of the Shares shall be US$1,500,000.00, plus 2,000,000 shares of Dominion common stock (the “Dominion Shares”), payable as follows:

a.

US$1,500,000.00 cash at the Closing, via wire transfer to Bellhaven; and

b.

A share certificate for 2,000,000 shares of Dominion shall be delivered unconditionally and without restrictions, other than a standard legend relating to restrictions on transfer under U.S. securities laws, to Bellhaven at the Closing, in the name of Bellhaven.

3.

Closing. The closing (“Closing”) shall be deemed to be held immediately upon the mutual execution of this SPA, including the signature and consent of the Escrow Agent. In the event Closing does not occur at or before 4:00 PM, Panama Time, on Tuesday, April 14, 2009, then all discussions and negotiations regarding the subject matter of this SPA shall be deemed terminated.

4.

Prior Agreement. Upon Closing, and Bellhaven’s receipt of the $1,500,000.00 and the 2,000,000 shares of Dominion, the Exploration and Development Agreement, dated March 6, 2007, shall be terminated by mutual agreement of the parties, and shall thereafter be null, void and worthless. The parties hereby grant each other a full and unconditional mutual general release for and from any and all obligations appertaining to said Exploration and Development Agreement. Any and all prior payments made by Dominion to Bellhaven and/or Cuprum under the terms of the Exploration and Development Agreement, including expenditures incurred for exploration work on the Concession and any issuances of Common Shares made by Dominion to Bellhaven, shall be deemed additional consideration for this Agreement and the Transaction. The accounting treatment of such payments shall be handled and recorded in the manner as may be recommended by the respective parties’ financial, securities and/or tax advisors.  In addition, upon Closing, the parties shall exchange the general releases annexed hereto as Exhibit A.

5.

Bellhaven Warranties and Representations. Bellhaven warrants and represents to Dominion that, as to Cuprum:

(i)

Cuprum has an authorized share capital of 5,000,000 shares with a par value of $0.01 each, and has a total of 3,250,000 shares of common Stock issued and outstanding, has no other securities authorized, issued or outstanding, and has no outstanding options or other rights for the issuance of any security;

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(ii)

Bellhaven, owns all 3,250,000 Shares, representing 100%, of the Cuprum Shares;

(iii)

Bellhaven owns the Cuprum Shares free and clear of any claim whatsoever by any parties;

(iv)

Bellhaven has not pledged or encumbered the Cuprum Shares in any manner;

(vi)

the Cuprum Shares are non-assessable;

(vii)

Bellhaven has not granted any right, warrant, purchase option, or any other right which directly or indirectly affects the Cuprum Shares;

(viii)

the Cuprum Shares are currently being held by Icaza Trust Co., pursuant to Exhibit F to the Exploration and Development Agreement, dated March 6, 2007; and (viii) the Cuprum Shares are freely assignable by Bellhaven to Dominion in accordance with this Agreement;

(ix)

Cuprum is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, with all corporate power and authority to own, lease and operate its properties and subject to the provisions of Sections 5.1 and 6.3, below, to carry on its business as now being conducted and as currently contemplated to be conducted; and

(x)

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the certificates of incorporation, bylaws or other governing documents of Cuprum, (ii) violate any laws by which Cuprum or any of its properties or assets are bound, or (iii) result in a violation or breach of, or constitute a default under, or result in the creation of any encumbrance upon, or create any rights of termination, cancellation or acceleration in any person or entity with respect to any agreement to which Cuprum is a party.

Bellhaven warrants and represents to Dominion that, as to Bellhaven:

(i)

Bellhaven is a corporation duly organized, validly existing and in good standing under the laws of British Columbia with full power and authority to enter into and perform the transactions contemplated by this Agreement; and

(ii)

the execution and performance of this Agreement and the transaction contemplated hereby have been duly authorized by the Directors of Bellhaven;

(iii)

This Agreement has been duly executed and delivered by Bellhaven and constitutes the valid and binding obligation of Bellhaven, enforceable in accordance with its terms;

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(iv)

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the certificates of incorporation, bylaws or other governing documents of Bellhaven, (ii) violate any laws by which Bellhaven or any of its properties or assets are bound, or (iii) result in a violation or breach of, or constitute a default under, or result in the creation of any encumbrance upon, or create any rights of termination, cancellation or acceleration in any person or entity with respect to any agreement to which Bellhaven is a party;

(v)

The Dominion Shares will be acquired for investment, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Bellhaven has no present intention of selling, granting any participation in, or otherwise distributing the same;

(vi)

Status as a Non-U.S. Person. No offer to enter into this Agreement has been made by Dominion to Bellhaven in the United States. At the times of the offer and execution of this Agreement, Bellhaven was located and resided outside the United States;

(vii)

No Directed Selling Efforts. Neither Bellhaven, nor any of its affiliates, nor any person acting on its behalf or any behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the Dominion Shares, including but not limited to effecting any sale or short sale of Dominion’s securities prior to the expiration of any restricted period contained in Regulation S (any such activity being defined herein as a “Directed Selling Effort”).  To the best knowledge of the undersigned, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the Dominion Shares are being acquired for investment purposes.  Bellhaven agrees that all offers and sales of the Dominion Shares from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act.   Neither Bellhaven, nor its representatives have conducted any Directed Selling Effort and will not engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

(viii)

Disclosure of Information. Bellhaven believes it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Dominion Shares.  Bellhaven further has had an opportunity to ask questions and receive answers from Dominion regarding the terms and conditions of the offering of the Dominion Shares and to obtain additional information (to the extent Dominion possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access.  Bellhaven has not relied on any oral representation made by Bellhaven or any officer, director or employee of the Bellhaven whatsoever.

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(ix)

Investment Experience. Bellhaven understands that the acquisition of the Dominion Shares involves substantial risk.  Bellhaven (a) has experience as an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of an investment in the Dominion Shares and (b) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Dominion Shares and protecting its own interests in connection with this investment.

(x)

Accredited Investor Status. Bellhaven is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the 1933.

(xi)

Restricted Securities. Bellhaven understands that the Dominion Shares are “restricted securities” under the 1933 Act inasmuch as they are being acquired from Dominion in a transaction not involving a public offering and that under the 1933 Act, and applicable regulations thereunder, such securities may be resold without registration under the 1933 Act only in certain limited circumstances.  In this connection, Bellhaven represents that it is familiar with Rule 144 and Regulation S of the U.S. Securities and Exchange Commission (the “SEC”), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act; and

(xii)

Regulation S Limitations on Dispositions. Bellhaven acknowledges and agrees that she may not resell the Dominion Shares to a “U.S. person” as defined in Rule 902(k) of Regulation S, or within the United States, until the expiration of any restricted period provided by Rule 903 of Regulation S, and that following any restricted period the Dominion Shares may be resold to a U.S. person or within the United States only: (i) pursuant to a registration statement under the 1933  Act, or (ii) if applicable, pursuant to an exemption from such registration for sales by a person other than an issuer, underwriter, or dealer as those terms are used in Section 4(1) and related provisions of the 1933 Act and regulations thereunder or pursuant to another exemption from registration.  Bellhaven acknowledges that the Dominion Shares have not been registered under the 1933 Act or qualified under state securities laws of the United States and that the transferability hereof and thereof within the jurisdiction of the United States is restricted by the 1933 Act as well as such state laws. Bellhaven acknowledges that the Dominion Shares are being sold in reliance upon the transaction exemption afforded by Regulation S in connection with an offshore offer and sale of securities of the Company not within or subject to the jurisdiction of the United States markets.  Bellhaven acknowledges it has received a copy of Regulation S, is familiar with and understand the terms thereof, and has had the opportunity to consult with its legal counsel concerning this Agreement and Regulation S.

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(xiii)

Bellhaven acknowledges that, so long as appropriate, a legend similar to the following may appear on the certificates representing the Dominion Shares:

THESE SHARES HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  PURSUANT TO REGULATION S THEREUNDER. THE SHARES EVIDENCED BY THIS CERTIFICATE CANNOT BE TRANSFERRED, OFFERED, OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION S) UNTIL AFTER _____ (ONE YEAR AFTER COMPLETION OF THE OFFERING).

5.1

Bellhaven makes no warranties or representations of whatsoever nature concerning the Concession, or any business or matters related thereto, directly or indirectly. The Concession is owned by Cuprum and 100% of the issued and outstanding shares of Cuprum are being transferred to Dominion, and Dominion expressly and unconditionally accepts Cuprum and the Concession owned by Cuprum “as-is, where-is”, and no express or implied warranties are attached or given by Bellhaven.

6.

Dominion Warranties and Representations. Dominion warrants and represents to Bellhaven that, as to Dominion:

6.1

 Organization and Authority. Dominion is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full power and authority to enter into and perform the transactions contemplated by this Agreement. Dominion further warrants the execution and performance of this Agreement and the transaction contemplated hereby have been duly authorized by the Directors of Dominion. Dominion further warrants that its total authorized capital consists of 700,000,000 shares of Common Stock, par value $0.0001, with a total of 78,853,518 issued and outstanding shares of Common Stock and 5,000,000 shares of Preferred Stock, par value $0.0001, with a total of 100 issued and outstanding shares of Preferred Stock.  Dominion has warrants and options outstanding as reflected in its filings with the SEC.

6.2

Performance of This Agreement. The execution and performance of this Agreement and the transaction contemplated hereby have been authorized by the Directors of Dominion.

6.3

Cuprum and its Concession. Dominion expressly represents and warrants that it understands and agrees that Bellhaven makes no warranties or representations of whatsoever nature concerning the Concession, including, but not limited to, its status under applicable laws, rules and regulations, its operations (past, present or future), or any business or matters related thereto, directly or indirectly. The Concession is owned solely and exclusively by Cuprum and 100% of the issued and outstanding shares of Cuprum are being transferred to Dominion, and Dominion expressly and unconditionally accepts Cuprum and the

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Concession owned by Cuprum “as-is, where-is”, and Dominion expressly and unconditionally understands and acknowledges that no express or implied warranties from Bellhaven or Cuprum are attached or given. Dominion further expressly and unconditionally represents and warrants that it has conducted all due diligence it has deemed necessary or appropriate regarding Cuprum and the Concession, and expressly and unconditionally accepts both Cuprum and the Concession “as-is, where-is”, without warranties, express or implied of any nature or extent.

7.

Due Diligence. Bellhaven and Cuprum have provided Dominion, prior to the date hereof, with all material and information requested in writing by Dominion as part of Dominion’s due diligence process, which has been completed prior to the date of this Agreement. Dominion shall hold, and shall cause their representatives to hold confidential, all such information and documents provided by Bellhaven which solely concern Bellhaven, during the due diligence process, other than information that (i) is in the public domain at the time of its disclosure to Dominion; (ii) becomes part of the public domain after disclosure through no fault of Dominion; (iii) is known to Dominion or any of its officers or directors prior to disclosure; or (iv) is disclosed in accordance with the written consent of Bellhaven. In the event this Agreement is terminated prior to Closing, Dominion shall, upon the written request of Bellhaven, promptly return all copies of all documentation and information provided by Bellhaven hereunder.

8.

Escrow. The firm of:

QUIJANO TRUST CORPORATION

Salduba Building, Third Floor

Panama City, Republic of Panama

Tel: (507) 269-4613

Fax: (507) 263-8079

E-mail: quijano@quijanotrust.com

shall serve as the escrow for the Transaction (“Escrow Agent”), and by its signature below, agrees to serve as the Escrow Agent pursuant to the very narrow, specific and limited terms hereof.

8.1

Deliveries by Dominion. Pursuant to the terms of this SPA, Dominion is delivering, pursuant to Paragraph 2 above, the following:

a.

US$1,500,000.00 cash, via wire transfer directly to the Escrow Agent; and

b.

A share certificate for 2,000,000 shares of Dominion shall be delivered unconditionally and without restrictions to Bellhaven, in the name of Bellhaven.

8.1.1   Further Deliveries by Dominion. Prior to Closing, Dominion shall also deliver to Bellhaven and Icaza Trust Co.: a letter, addressed to Icaza Trust Co., granting Dominion’s consent to and instructing Icaza Trust Co. to deliver to the Escrow Agent the Cuprum Shares being held by Icaza Trust Co., pursuant to Exhibit F to the Exploration and Development Agreement, all for the exclusive and immediate benefit of Bellhaven in performance under this SPA (“Consent Letter”).

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8.2

Deliveries by Bellhaven. Pursuant to the terms of this SPA, Bellhaven is delivering:

a.

The certificate for the Cuprum Shares owned by Bellhaven, duly endorsed over to Dominion. Dominion shall assist and cooperate with Bellhaven to effect the delivery of such Shares from Icaza Trust Co., where such Shares are currently being held by Icaza Trust Co., pursuant to Exhibit F to the Exploration and Development Agreement;

b.

An opinion letter from Panamanian counsel, reasonably acceptable to Dominion, as to the validity and enforceability of the transfer of the Cuprum Shares to Dominion from Bellhaven (the “Panama Opinion”); and

c.

An opinion letter from British Columbia counsel, reasonably acceptable to Dominion, as to the validity of the transfer of the Cuprum Shares to Dominion from Bellhaven (the “BC Opinion”).

8.3

Distribution of the Escrow Items. The Consent Letter, the Dominion stock certificate for 2,000,000 shares and the Cuprum Shares shall be referred to as the “Escrow Items”, which shall be physically delivered to the Escrow Agent by the respective parties prior to Closing, to be held and disposed of by the Escrow Agent on the terms set forth in this Agreement. No interest will be paid on or deductions taken from the Escrow Items.

Upon receipt of the SPA signed by Dominion and Bellhaven, and upon confirmation of the Escrow Agent's receipt of the wired funds in the net sum of US$1,500,000.00 for the sole benefit of Bellhaven, the Escrow Agent shall execute this SPA and release the Escrow Items to the respective parties.

8.4

Termination. Upon release of the Escrow Items, the escrow shall be terminated and the Escrow Agent discharged from all duties and responsibilities hereunder.

8.5

Escrow Agent. Quijano Trust Corporation hereby expressly agrees to act as Escrow Agent under this Agreement, and be fully bound by the terms and conditions hereof.

8.6

Escrow Agent Reliance. The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine, and to be signed or presented by the proper person, and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Agreement, except for its own willful misfeasance, negligence, or breach by it of the express terms of this Agreement.

8.7

Escrow Agent Compensation. The parties hereby agrees to share equally the fees and expenses of the Escrow Agent and (i) pay the Escrow Agent, upon execution of this Agreement, $12,000 for the services to be rendered hereunder, as submitted by the Escrow Agent; and (ii) pay or reimburse the Escrow Agent upon request for all reasonable expenses, disbursements and advances, including reasonable attorneys’ fees, incurred or made by it in connection with carrying out its duties hereunder.

8.8

Indemnification of the Escrow Agent. The parties each hereby agree to jointly and severally indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Escrow Agent, arising out or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied.

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9.

Conditions Precedent to Closing. Notwithstanding anything herein to the contrary, the Closing of the Transaction is expressly contingent upon each of the following events or actions transpiring or occurring on or before the Closing:

a.

Dominion shall have completed its due diligence on Cuprum and deemed it satisfactory, it being understood that Dominion may, at its sole discretion refuse to close the Transaction and terminate the SPA if Dominion is not fully satisfied with the results of such due diligence, without incurring any liability to Bellhaven and/or Cuprum, and neither party shall have any further rights or obligations under the SPA, and shall each bear their respective costs, expenses and professional, including lawyers, fees;

b.

Simultaneously with the Closing, all Bellhaven-related personnel shall resign from management of Cuprum and concurrently appoint nominees of Dominion as the sole officer(s) and director(s) of Cuprum, as designated by Dominion in writing;

c.

The representations and warranties made by the parties in this Agreement or given on their respective behalf hereunder shall be substantially accurate in all material respects on and as of the Closing date with the same effect as though such representations and warranties had been made or given on and as of the Closing date;

d.

All Escrow Items, as defined above, required to be delivered to the Escrow Agent pursuant to Paragraph 8 above have been received by the Escrow Agent; and

e.

The delivery to Dominion of the BC and Panama Opinions.

10.

Confidentiality and Non-Competition.

a.

Except as required under any applicable law, and except as required for the performance of this SPA, no party shall disclose or reveal to any other person any information relating to the other parties’ assets or liabilities, the terms and conditions (and existence) of this SPA, except as required under applicable law. Each party hereby agrees that, for a period of one (1) year following the execution of this SPA, they shall keep confidential, and not use for any purpose other than as contemplated by this SPA, information acquired about the business, assets, management or operating plans of another party to this Agreement, except as may be required by applicable laws, rules and regulations to which the respective parties are subject, including the U.S. Securities and Exchange Commission.

b.

For five (5) years after the date of this Agreement, Bellhaven hereby agrees for itself, and for its subsidiaries and affiliates, that it will not, directly or indirectly, for itself, or for any other party, acquire, or seek to acquire, any interest in the Concession or areas for which Cuprum has filed applications to extend the area included Concession.

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11.

Entire Agreement. This Agreement contains the only agreement of the parties hereto with respect to the purchase of the Shares and supersedes all prior written or oral agreements, negotiations, understandings, or commitments.

12.

Parties Bound. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective heirs, executors, administrators, successors and assigns.

13.

Assignment Rights. Dominion may not assign its rights under this Agreement to any person or entity.

14.

Further Agreements. The parties hereto agree to execute such other and further agreements as are necessary or desirable to effect the intent of this Agreement.

15.

Applicable Law; Venue. The parties expressly and unconditionally agree that the laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, the interpretation of the rights and duties of the parties hereto, and the enforcement of this Agreement. without regard to the principles of conflicts of law thereof. Any disputes arising from or relating to the SPA and/or the SPA shall be resolved through arbitration under the rules of the American Arbitration Association, with venue therefor to be exclusively in Wilmington, Delaware.

16.

Announcements. The Parties will jointly agree on the wording for all announcements to be made by the Company and Bellhaven with respect to this Purchase, except that each party may make such public disclosures as may be required by applicable law without the consent of the other.

17.

Lock-Up Provision. Bellhaven agrees that it will not sell its 2,000,000 shares issued under this Transaction, nor the 4,000,000 currently owned by Bellhaven, for a period of 360 days from the date of Closing; provided that all officers, directors, and other employees and 10% shareholders of Dominion are similarly bound. Thereafter, Bellhaven shall be entitled to sell or otherwise transfer any or all of such 6,000,000 shares pursuant to applicable laws, rules and regulations, including Rule 144 promulgated under the Securities Act of 1933, as amended, and Dominion shall promptly after requested to do so, provide Bellhaven with any requisite legal opinion deemed necessary and appropriate by counsel to Bellhaven, all at the sole expense of Dominion.

18.

Finders. The parties expressly agree that there are no finders involved in this Agreement or The Transaction and no person or entity is entitled to any cooperation, facilitation or finder’s fees (or any similar fees) of whatsoever nature. Each party shall each indemnify the other party and hold it harmless for any for any broker’s or finder’s fees for which either is or may be responsible.

19.

Costs and Expenses. Each party shall pay its own costs and expenses, including attorneys’ fees, in connection with this Agreement and Transaction .

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20.

Severability. If any provision of this Agreement shall prove to be invalid or unenforceable with respect to any party, such invalidity or unenforceability shall not affect or preclude the application of the provision to any other party or the application of any of the other provisions of this Agreement to the parties. This Agreement shall be construed in all respects as if such invalid or unenforceable provision(s) were omitted.

21.

Binding Effect. This Agreement shall be binding upon the parties, their heirs, legal representatives, successors and assigns.

22.

Resolution of Disputes. All disputes, differences and controversies arising from or in connection with this Agreement shall be conclusively resolved and fully and finally determined exclusively by binding, non-appealable arbitration under the then-prevailing rules of commercial arbitration of the American Arbitration Association (“A.A.A.) applicable in the State of Delaware; and any party hereto shall be entitled to cause judgment on the decision or award of the arbitrator to be entered by any court of competent jurisdiction. The protocol set forth by the A.A.A. shall be used for commencement of the proceedings, selection of the arbitrator and all aspects of the arbitration. The arbitrator shall issue a short written decision.

There shall be no appeal from the arbitrator's decision and/or award. In addition to the arbitration award, the arbitrator shall award the prevailing party all attorneys’ fees, costs and expenses incurred in the arbitration process.

23.

Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

24.

Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

25.

Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

26.

Attorney's Fees. Each respective party shall for their own account bear the expenses incurred in connection with the negotiation and preparation of this Agreement, the consummation of the transactions contemplated hereby, and in connection with all duties and obligations required to be performed by each of the parties under this Agreement. In the event of a dispute relating to this Agreement, the prevailing party shall, in addition to an arbitration award, be entitled to an award of all costs, expenses and reasonable attorney's fees incurred.

27.

Notices. Any and all notices, offers or any other communication required or permitted hereunder shall be given in writing by registered or certified mail, return receipt requested, postage prepaid in full, and shall be addressed to the respective party’s principal office, in writing. Notice shall be deemed given, for all purposes of this Agreement, three (3) days after postmark by the U.S. Postal Service, using pre-paid, registered or certified mail, return receipt requested, or two days after delivery by courier, e.g., FedEx..

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For notices to Dominion:

Name and Title of Recipient:	Pinchas Althaus Chairman
Address:	410 Park Avenue, 15th Floor New York, New York 10022
Facsimile No:	(212) 659-3244

With a copy to:	Darren Ofsink, Esq. Guzov Ofsink, LLC
Address:	600 Madison Avenue, 14th Floor New York, NY 1002
Facsimile No:	(212) 688-7273

For notices to Bellhaven:

Name and Title of Recipient:	Julio Benedetti, President
Address:	Calle 64, No. 62 Panama City, Panama
Facsimile No:	507-226-1091

With a copy to:	Michael Morrison, Esq.
Address:	1495 Ridgeview Drive, Suite 220 Reno, Nevada 89509
Facsimile No:	(775) 201-0325

28.

Dominion Indemnity. Dominion hereby agrees to indemnify and hold harmless Bellhaven and its affiliates and their respective officers, directors, shareholders, representatives, employees, and agents from and against any loss, liability, damage, cost or expense (including, but not limited to, reasonable counsel fees) arising out of any claims or suits arising out of and suffered by Bellhaven from:(i) breach of this Agreement, (ii) the inaccuracy of any representation or warranty made by Dominion under this Agreement, (iii) the falsity or the breach of any representation, warranty, or covenant made by Dominion herein and (iv) the breach by Dominion of any covenant or obligation under this Agreement. The indemnity agreement contained herein shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party and shall survive the consummation of the transactions contemplated by this Agreement.

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29.

Bellhaven Indemnity. Bellhaven hereby agrees to indemnify and hold harmless Dominion and its affiliates and their respective officers, directors, shareholders, representatives, employees, and agents from and against any loss, liability, damage, cost or expense (including, but not limited to, reasonable counsel fees) arising out of any claims or suits arising out of and suffered by Dominion from: (i) breach of this Agreement, (ii) the inaccuracy of any representation or warranty made by Bellhaven under this Agreement, (iii) the falsity or the breach of any representation, warranty, or covenant made by Bellhaven herein and (iv) the breach by Bellhaven of any covenant or obligation under this Agreement. The indemnity agreement contained herein shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party and shall survive the consummation of the transactions contemplated by this Agreement.

30.

Amendment. This Agreement may only be altered, modified, or amended by a written agreement signed by all of the parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 14th day of April, 2009.

DOMINION MINERALS CORP.		BELLHAVEN COPPER & GOLD, INC.

By:	/s/ Diego E. Roca	By:	/s/ Julio Benedetti
Diego E. Roca		Julio Benedetti
Executive VP & Chief Financial Officer		President

I hereby consent to serve as Escrow Agent, pursuant to the terms hereof.

ESCROW AGENT

QUIJANO TRUST CORPORATION

By: _/s/ Julio A Quijano

Julio A. Quijano

Dated:

END OF AGREEMENT

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Exhibit A

To all to whom these Presents shall come or may Concern,

Know That

Bellhaven Copper & Gold, Inc.

as RELEASOR,

in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration received from

Dominion Minerals Corp.

as RELEASEE,

receipt whereof is hereby acknowledged, releases and discharges

Dominion Minerals Corp.

the RELEASEE, RELEASEE’s members, officers, employees, agents, and their heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE, the RELEASOR, RELEASOR’s officers, directors, legal representatives, employees, agent and their heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matters, cause or thing whatsoever from the beginning of the worlds to the day of the date of this RELEASE.

The words “RELEASOR” and “RELEASEE” include all releasors and all releasees under this RELEASE.

This RELEASE may not be changed orally.

In Witness Whereof, the RELEASOR has caused this RELEASE to be executed by its duly authorized officers;

Witness:	Bellhaven Copper & Gold, Inc.
/s/ Julio Benedetti
By: Julio Benedetti, President

_____________________________________________________________________________________

To all to whom these Presents shall come or may Concern,

Know That

Dominion Minerals Corp.

as RELEASOR,

in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration received from

Bellhaven Copper & Gold, Inc.

as RELEASEE,

receipt whereof is hereby acknowledged, releases and discharges

Bellhaven Copper & Gold, Inc.

the RELEASEE, RELEASEE’s members, officers, employees, agents, and their heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE, the RELEASOR, RELEASOR’s officers, directors, legal representatives, employees, agent and their heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matters, cause or thing whatsoever from the beginning of the worlds to the day of the date of this RELEASE.

The words “RELEASOR” and “RELEASEE” include all releasors and all releasees under this RELEASE.

This RELEASE may not be changed orally.

In Witness Whereof, the RELEASOR has caused this RELEASE to be executed by its duly authorized officers;

Witness:	Dominion Minerals Corp.
/s/ Diego E. Roca
By: Diego E. Roca, Executive Vice President and
Chief Financial Officer

_____________________________________________________________________________________